UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2011
MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
160 Raritan Center Parkway,
Edison, New Jersey 08837
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (732) 225-8910
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On June 6, 2011, Majesco Entertainment Company (the “Company”) filed a Current Report on Form 8-K to report that it had concurrently entered into, and completed the transactions contemplated by, an Asset Purchase Agreement (the “Agreement”) with Quick Hit, Inc., a Delaware corporation (“Quick Hit”) as of June 3, 2011. The purchase price was $836,545 in cash, which was paid to Quick Hit’s senior lender (the “Senior Lender”), except for $216,000 that was used to pay off equipment lease obligations of Quick Hit. Of the purchase price, $50,000 was placed into escrow until June 2012 for indemnification obligations of Quick Hit and the Senior Lender. The Company is filing this amendment to the Current Report on Form 8-K filed on June 6, 2011 to include the financial statement and pro forma financial information required by Item 9.01.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
Quick Hit’s audited financial statements as of December 31, 2010 and for the two years in the period ended December 31, 2010 are attached as Exhibit 99.1 and are incorporated herein by reference.
Quick Hit’s unaudited financial statements as of June 3, 2011 and for the period from January 1, 2011 through June 3, 2011 are attached as Exhibit 99.2 and are incorporated herein by reference.
(b) Pro Forma Financial Information
The unaudited pro forma condensed consolidated balance sheet as of April 30, 2011 and statements of operations for the Company’s year ended October 31, 2010 and six months ended April 30, 2011 are attached as Exhibit 99.3 and are incorporated herein by reference.
Based on the relationship of Quick Hit’s reported net loss for its year ended December 31, 2010 ($7.1 million) to the Company’s reported net loss for the fiscal year ended October 31, 2010, the Company is presenting the pro forma condensed consolidated financial information in accordance with the requirements of Form 8-K, which reflect costs of Quick Hit’s former strategy. The pro forma statements do not purport to represent the actual results of operations that would have occurred if the acquisition had taken place on the dates specified and are not expected to be indicative of the results of operations that may be achieved in the future. Further, the Company intends to reduce subcontracted development and other expenses incurred by it prior to the acquisition of the Quick Hit assets to pursue its social games strategy. No adjustments for cost savings expected to be achieved through the acquisition of the Quick Hit assets are reflected as adjustments to the pro forma results.
Quick Hit was originally formed in 2008 to develop and operate a series of online, head-to-head sports games (e.g. football, baseball, basketball, hockey and soccer) with aspects of massively multiplayer online role-playing games (MMORPG) and 3D technology. Between 2009 and 2011, Quick Hit revised its business plan to focus resources on adding features to its football game launched in 2009 and to delay its schedule of future releases. Accordingly it reduced its workforce during this time from over 30 in 2009 to 12 by June 2011. The Company intends to utilize this workforce to operate its social games strategy and reduce its subcontracted development costs. Accordingly, the historical and pro forma results include significant personnel and licensing costs which will not be incurred by the Company on a going-forward basis. The pro forma financial statements presented do not include adjustments to reflect the expense reductions and synergies the Company expects to realize.

(d) Exhibits

Exhibit
Number	Description
23.1	Consent of Independent Accountant

99.1	Audited financial statements of Quick Hit, Inc. as of December 31, 2010 and for the two years in the period ended December 31, 2010.

99.2	Unaudited financial statements of Quick Hit, Inc. as of June 3, 2011 and for the periods from January 1, 2011 through June 3, 2011 and 2010.

99.3	Unaudited pro forma condensed consolidated balance sheet as of April 30, 2011 and statements of operations for the Company’s year ended October 31, 2010 and six months ended April 30, 2011.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
Dated: July 15, 2011	/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer

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